Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the reference to our firm under the caption “Experts” and of our report dated September 13, 2005, relating to the financial statements of Rampage Licensing, LLC for the year ended December 31, 2004 and our report dated September 13, 2005, relating to the supplementary information included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated September 16, 2005, each incorporated by reference in the Registration Statement (Form S-3 No. 333-138582) and related Prospectus of Iconix Brand Group, Inc.

Cohn Handler & Co.

An Accountancy Corporation

Los Angeles, California

December 7, 2006

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the reference to our firm under the caption “Experts” and of our report dated November 8, 2005, relating to the financial statements of Rampage Licensing, LLC for the six months ended June 30, 2005 included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated September 16, 2005, each incorporated by reference in the Registration Statement (Form S-3 No. 333-138582) and related Prospectus of Iconix Brand Group, Inc.

Cohn Handler & Co.

An Accountancy Corporation

Los Angeles, California

December 7, 2006